                                                               EXHIBIT 10.4(b)

                                    AGREEMENT

      THIS AGREEMENT is made the 28th day of June 1996 between WIRED VENTURES, Inc., a Delaware corporation whose principal place of business is at 520 Third Street, San Francisco, California 94107-1427, USA ("WVI"); and WIRED UK, an unincorporated company registered in England and Wales (registered number 2972399) whose registered office is at 200 Aldersgate Street, London EC1A 4JJ (the "Company"); and WIRED NEW YORK, a California corporation whose registered office is at 520 Third Street, San Francisco, California 94107, USA, ("Wired New York"); and WIRED WORLD L.L.C., a Delaware limited liability company whose principal place of business is at 520 Third Street, San Francisco, California 94107, USA, ("Wired Investments"); and GUARDIAN MEDIA GROUP PLC, a company registered in England and Wales (registered number 00094531) whose registered office is at 164 Deansgate, Manchester M60 2RR, England (the "Guardian"); and KARADEAN LIMITED, a company registered in England and Wales (registered number 2922019) whose registered office is at 164 Deansgate, Manchester M60 2RR, England ("Guardian Investments"); and GUARDIAN MAGAZINES LIMITED, a company registered in England and Wales (registered number 02830739 whose registered office is at 164 Deansgate, Manchester M60 2RR, England ("GML"); and GUARDIAN NEWSPAPERS LIMITED, a company registered in England and Wales (registered number 00908396) whose registered office is at 164 Deansgate, Manchester M60 2RR, England ("GNL").

      WHEREAS:

      A. The Guardian, Guardian Investments, GML, GNL, Wired Ventures, Ltd., Wired World L.L.C., the Company and Wired New York entered into a Letter of Agreement dated 22 July 1995 (the "Original Agreement"), a copy of which is attached hereto marked "A."

      B. WVI executed a Substitution Agreement dated 28 May 1996 (the "Substitution Agreement"), a copy of which is attached hereto marked "B," under which it agreed to assume the obligations of Wired Ventures, Ltd., under, inter alia, the Original Agreement.

      C. This Agreement is intended to reflect and effect the assumption of obligations as are referred to in Recital B above. This Agreement takes effect in addition to, inter alia, the Original Agreement.

      IT IS AGREED:

      1. In consideration of the Guardian consenting to the transactions in May/June 1996 to restructure the ownership of the Wired Businesses (the "Restructuring") without accelerating payment under the terms of the Original Loan Note dated 22 July 1995 and consenting to the related dissolution of Wired Ventures, Ltd., the parties to this Agreement have agreed to enter into this Agreement in addition to the Original Agreement.

      2. Wired UK, Wired New York, Wired World L.L.C., the Guardian, Guardian Investments, GML and GNL accept the liability of WVI upon the Original Agreement in place



                                       1.

of the liability of Wired Ventures, Ltd. and agree to be bound by the terms of the Original Agreement as if WVI were named in the Original Agreement as a party in place of Wired Ventures, Ltd.

      3. WVI agrees to be bound by and to perform the terms of the Original Agreement in every way as if it were an original party to the Original Agreement in place of Wired Ventures, Ltd.

      4. In particular, the parties agree that WVI is bound by and agrees to perform and to assume all liabilities for all of the obligations of Wired Ventures, Ltd., a California limited partnership, as set forth in the Original Agreement. Without limiting the generality of the foregoing, the parties specifically agrees as follows:

         4.1 The Company and WVI will deliver to the Guardian a copy of the Substitution Loan Note duly executed on behalf of both the Company and WVI and a copy of the Substitution Guaranty duly executed on behalf of WVI.

         4.2. The Guardian will deliver to WVI a copy of the Substitution Loan Note and of the Substitution Guaranty duly executed on behalf of the Guardian.

         4.3 The Guardian Debts defined in clause 4.1 of the Original Agreement will in future be owed on the terms of the Substitution Loan Note.

         4.4 WVI agrees to be bound by, to perform and to assume all liabilities for all of the obligations of Wired Ventures, Ltd under the Shareholders Agreement dated 5 October 1994 referred to in clause 6.1(b) of the Original Agreement, as if WVI were named in the Original Agreement as a party in place of Wired Ventures, Ltd. and as if WVI had itself been a party to that Shareholders Agreement in place of Wired Ventures, Ltd. insofar as those obligations are still existing and have not been canceled or otherwise terminated pursuant to clause 6.1(a) of the Original Agreement.

         4.5 WVI and the WVI Group will not (and will procure that their employees and officers will not) misrepresent their association with the Guardian Group and will be bound by the confidentiality provisions in Clause 15 of the Original Agreement.

         4.6 This Agreement, the Original Agreement, the Substitution Agreement, the Substitution Loan Note, and the Substitution Guaranty and any documents referred to therein constitute the entire agreement and supersede any previous agreements between the parties relating to the subject matter of this Agreement. For the avoidance of doubt, each of the Original Loan Note and the Original Guaranty is hereby terminated and cancelled upon the execution and effectiveness of each of this Agreement and both the Substitution Loan Note and the Substitution Guaranty of even date herewith. No party hereto has relied upon any representation, warranty or covenant in entering into this Agreement save as expressly set out herein and in the other documents referred to in this clause and in the Certificates.



                                       2.

         4.7 (a) WVI covenants to the Guardian that the description of the Restructuring of the Wired Businesses as given by WVI and its advisers to the Guardian (and a copy of which is attached hereto marked "C") is true and accurate and fairly reflect the relevant group structure under the Restructuring of the Wired Businesses.

             (b) WVI represents and warrants to the Guardian that both Jane Metcalfe and Louis Rossetto are directors of WVI and that one or both of Jane Metcalfe and Louise Rossetto hold in aggregate between them in excess of 25 per cent, of the outstanding common stock (assuming full conversion of the preferred stock) of WVI.

         4.8 It is the intention of WVI and/or the WVI Group to create other editions of Wired Magazine in Continental Europe and to raise capital to do so, and to encourage the participation of the Guardian in such business ventures.

            (a) In the event that WVI and/or the WVI Group establishes (an "Establishment") a material publishing interest in Continental Europe with local parties of the relevant country in Wired Magazine through any entity other than an entity incorporated or resident in the United States of America ("Wired Europe"), then WVI will promptly notify the Guardian, and WVI will seek an investment from the Guardian in Wired Europe on terms and in an amount acceptable to WVI. Wired Europe shall not offer an investment opportunity to a UK newspaper publisher without offering the Guardian the opportunity to invest on the same terms. If any investment of the type described in this clause 4.8(a) is made, the aggregate amount of all such investment will not exceed
Pound Sterling 1,000,000 (unless the Guardian and WVI agree otherwise).

            (b) In the event that WVI makes an Offer, the Guardian may accept the offer in full within 30 days of receipt thereof, failing which the Offer will be deemed rejected.

            (c) The provisions of this clause 4.8 shall have effect from Completion, as defined in the Original Agreement, and shall terminate upon the earlier of 22 July 1998 and retirement of the Substitution Loan Note.

         4.9 WVI agrees to indemnify Guardian Investments against any costs or liabilities (including by way of taxation, wherever arising) Guardian Investments or any other member of the Guardian Group may incur as a result of it being the Company, rather than Wired World L.L.C., which acquires the Company Share from Guardian Investments (the "Company Share" being the one Share acquired by the Company from Guardian Investments under the Original Agreement).

         4.10 The Company and WVI and the WVI Group agree that, should any member of the Guardian Group be able and wish in the future to submit a claim for group relief in respect of Guardian Investments' 50% investment in the Company (a "Claim"), the Company and WVI and the WVI Group will give all necessary co-operation to such member by way of



                                       3.

provision of relevant information and signing of any requisite consent in respect of any such Claim in respect of the 50% investment provided that:

            (a) the Guardian will procure that the relevant member of the Guardian withdraws any claim to the extent that it has not been unconditionally agreed by the Inland Revenue by 31 December 1996 and that the members of the Guardian Group will not make any Claims after that date;

            (b) The Guardian will promptly pay in case to the Company 80% of the amount of any successful Claim net of reasonable third party expenses (whether the benefit of the Claim is provided to the Guardian in cash or by tax credit or otherwise).

          4.11 WVI will pay promptly upon demand the reasonable legal and accounting fees incurred by the Guardian Group, as defined in the Original Agreement, relating to the negotiation, preparation and execution by the Guardian Group of this Agreement, the Conditional Consent, the Substitution Agreement, the Substitution Loan Note, and the Substitution Guaranty, and otherwise to ensure the substitution of WVI and/or WVI Group (as appropriate in the context of this Agreement) in the agreements referred to herein in place of Wired Ventures, Ltd. In connection with submitting a request for payment of such legal and accounting fees, the Guardian will provide WVI and detailed statements of such fees and WVI will promptly pay such fees upon the execution of this Agreement and the Substitution Loan Note and Substitution Guaranty.

5.    DEFINITIONS.

      Various definitions used in this Agreement but not defined herein shall have the meanings given to them in the Original Agreement but incorporating all necessary changes to reflect the substitution in the Original Agreement of WVI or WVI Group (as appropriate in the context of this Agreement) in place of Wired Ventures, Ltd.

      In addition, in this Agreement the following words shall have the following meanings (unless the context requires otherwise):

         "Certificates" means both the certificate issued by Wired Ventures, Ltd. and WVI dated 28 May 1996, a copy of which is attached hereto marked "D," and the certificate issued by WVI of even date herewith relating to the financial worth of WVI;

         "Conditional Consent" means the consent to the Restructuring of the Wired Businesses upon the conditions set out in the document signed by the Guardian dated 28 May 1996, a copy of which is attached hereto marked "E";

         "Original Loan Note" means the Pound Sterling 1,000,000 loan note issued by the Company in favour of the Guardian dated 22 July 1995, which loan note is hereby terminated and cancelled upon the execution and effectiveness of each of this Agreement, the Substitution Loan Note and the Substitution Guaranty, a copy of which Original Loan Note is attached hereto marked "F";



                                       4.

         "Original Guaranty" means the guaranty given by Wired Ventures, Ltd. in favour of the Guardian dated 22 July 1995, which guaranty is hereby terminated and cancelled upon the execution and effectiveness of each of this Agreement, the Substitution Guaranty and the Substitution Loan Note, a copy of which Original Guaranty is attached hereto marked "G";

         the "Restructuring" means the transaction to restructure the ownership of the Wired Businesses as set out in the document attached hereto and marked "C";

         "Substitution Guaranty" means the guaranty of even date herewith by WVI in favour of the Guardian;

         "Substitution Loan Note" means the Pound Sterling 1,000,000 loan note of even date herewith from the Company in favour of the Guardian;

         "Wired Businesses" means all businesses, companies, partnerships and other entities through which any of the business of the WVI Group (and formerly of Wired Ventures, Ltd.) is conducted;

         "WVI Group" means WVI and all its subsidiaries, subsidiary undertakings and associated and affiliated companies and partnerships together with any holding company of WVI from time to time.

6.    NOTICES.

      6.1 A notice under or in connection with this Agreement or the Original Agreement shall be in writing and shall be delivered personally or sent by fax or courier service to the party due to receive the notice, at its address set out in this Agreement or another address specified by that party by written notice to the others.

      6.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

      (a) if delivered personally, when left at the address referred to below;

      (b) if sent by courier service, two days after dispatch;

      (c) if sent by fax at 9.30 a.m. (local time of the recipient) on the next business day (in the location of the recipient) following completion of its transmission.

7.    GOVERNING LAW, JURISDICTION

      7.1 This Agreement is governed by, and shall be construed in accordance with, English law.




                                       5.

      7.2 The parties irrevocably submit to the non-exclusive jurisdiction of the courts of England to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes").

      7.3 Process by which any Proceedings are begun in England may be served on WVI or any other member of the WVI Group and/or Wired New York and/or Wired World L.L.C. by being delivered to the Company at the registered office of the Company from time to time in each case marked for the attention of the chief executive in accordance with clause 6.2. Nothing contained in this clause 7.3 affects the right to serve process in another manner permitted by law.

8.    COUNTERPARTS

      8.1 This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.



                                       6.

Executed as a deed and delivered by :

Signed: /s/ N. Canetty-Clarke/      Signed: /s/ Jane Metcalfe
        ----------------------              --------------------
        /s/ A. V. Townsend          Name:     Jane Metcalfe
        ----------------------           -----------------------
Name:     N. Canetty-Clarke/        Position: President
      ------------------------               -------------------
      A. V. Townsend
      ------------------------
Position: Finance Director/
          --------------------
          Company Secretary


GUARDIAN MEDIA GROUP PLC            WIRED VENTURES, INC.

(registered no. 00094531)           ("WVI")

("THE GUARDIAN")                    a Delaware corporation

164 Deansgate                       520 Third Street

Manchester                          San Francisco

M60 2RR                             California 94107-1427

England                             USA


fax: 0161 832 0155                  fax: 415 222 6229



Signed: /s/ J.C. Markwick/       Signed: /s/ Jane Metcalfe
        ---------------------            --------------------
        /s/ P.J. Naismith        Name: Jane Metcalfe
        ---------------------          ----------------------
Name: J.C. Markwick/             Position: Manager
      -----------------------              ------------------
      P.J. Naismith
      -----------------------
Position: CEO/Director
          -------------------


KARADEAN LIMITED                    WIRED WORLD L.L.C.

(registered no. 2922019)            ("WIRED INVESTMENTS")

("GUARDIAN INVESTMENTS")            a Delaware limited liability company

164 Deansgate                       520 Third Street

Manchester                          San Francisco

M60 2RR                             California 94107

England                             USA


fax: 0161 832 0155                  fax: 415 222 6229




                                       7.

Signed: /s/ C. Marland/               Signed: /s/ Jane Metcalfe/
        ------------------------              ---------------------------
        /s/ P.J. Naismith                     /s/ Todd Sotkiewicz
        ------------------------              ---------------------------
Name: C. Marland/P.J. Naismith        Name: Jane Metcalfe/Todd Sotkiewicz
      --------------------------            -----------------------------
Position: Managing Director/          Position: Director/Secretary
          ----------------------                -------------------------
          Director and Secretary
          ----------------------


GUARDIAN MAGAZINES LIMITED            EXECUTED AS A DEED BY WIRED UK

(registered no. 02830739)             (registered no. 2972399)

("GML")                               ("THE COMPANY")

164 Deansgate                         520 Third Street

Manchester                            San Francisco

M60 2RR                               California 94107 USA

England


fax: 0161 837 0651                    fax: 415 222 6229



Signed: /s/ J.C. Markwick/            Signed: /s/ Jane Metcalfe
        ------------------------              --------------------------
        /s/ P.J. Naismith             Name: Jane Metcalfe
        ------------------------            ----------------------------
Name: J.C. Markwick/P.J. Naismith     Position: President
      --------------------------                ------------------------
Position: Director/Director
          ----------------------


GUARDIAN NEWSPAPERS LIMITED           WIRED NEW YORK

(registered no. 00908396)             ("WIRED NEW YORK")

("GNL")                               a California corporation

164 Deansgate                         520 Third Street

Manchester                            San Francisco

M60 2RR                               California 94107

England                               USA


fax: 0171 837 0651                    fax: 415 222 6229



                                       8.

                             SUBSTITUTION LOAN NOTE

                                    WIRED UK

                (INCORPORATED IN ENGLAND WITH UNLIMITED LIABILITY
                           REGISTERED NUMBER 2972399)

Issue Date:     22 July 1995    Issue Price: Tranche A: Pound Sterling   350,000

Repayment Date: 22 July 1998                 Tranche B: Pound Sterling   650,000
                                                        ------------------------
                                               Total:   Pound Sterling 1,000,000

WHEREAS:

      A. Wired Ventures Ltd., a California limited partnership, entered into a Loan Note dated 22 July 1995 (the "Original Loan Note"), a copy of which is attached hereto marked "A".

      B. Wired Ventures, Inc., a Delaware corporation, ("WVI"), executed a Substitution Agreement dated 28 May 1996 under which it agreed to assume the obligations of Wired Ventures, Ltd. under, inter alia, the Original Loan Note.

      C. This Substitution Loan Note is intended to reflect and effect the assumption of obligations as are referred to in Recital B above.

      D. This Substitution Loan Note is entered into in consideration of Guardian Media Group plc (registered number 0094531) (the "Noteholder") consenting to the transactions in May/June 1996 to restructure the ownership of the Wired Businesses (the "Restructuring") without accelerating payment under the Original Loan Note and consenting to the related dissolution of Wired Ventures, Ltd.

IT IS AGREED:

1. For value received, Wired UK ("the Company") promises to pay the Noteholder the sum of one million pounds sterling (Pound Sterling 1,000,000) in accordance with this Substitution Loan Note. This Substitution Loan Note is issued in two tranches - Tranche A in the sum of Pound Sterling 350,000 and Tranche B in the sum of Pound Sterling 650,000, totalling Pound Sterling 1,000,000. Both Tranche A and Tranche B rank pari passu in all respects and all rights or obligations in respect of this Substitution Loan Note will apply pro rata to the two tranches.

      2.1 If any Principal Sum is outstanding on the Repayment Date, the Company shall repay the Principal Sum on the Repayment Date, but no interest shall be payable.

                                       1.

      2.2.  [This clause has been deliberately left blank.]

      2.3 The Company shall promptly repay the Principal Sum (without interest) in the event that Jane Metcalfe and/or Louis Rossetto:

            (a) does not at any point, or ceases to, serve on the Board of Directors of WVI; or

            (b) Jane Metcalfe and Louis Rossetto do not at any point, or cease to, hold in aggregate between them in excess of 25 per cent, of the outstanding common stock (assuming full conversion of the preferred stock) of WVI.

      2.4 In the event that, prior to the Repayment Date, the Noteholder purchases securities of Wired Europe (as defined in clause 4.8 of the Agreement), the Company shall simultaneously repay (without interest) the Principal Sum or such lesser amount as may equal the amount of such investment. The parties acknowledge that the Company will not be a party to or a participant in the negotiations regarding any such transaction.

      2.5 In the event that, prior to the Repayment Date, WVI makes a Pari Passu Offer (as defined in the Original Agreement) which is rejected, the Company shall promptly repay the Principal Sum or such lesser amount as may equal the amount of investment offered pursuant to such Pari Passu Offer, together with interest payable in accordance with clause 2.7 hereof. The parties acknowledge that any decision whether to make a Pari Passu Offer will be made by WVI in its sole discretion, and the Company will not participate in any way in any such decision.

      2.6 In the event that, prior to the Repayment Date, Wired Ventures makes a Non Pari Passu Offer (as defined in the Original Agreement) which is rejected, the Company shall promptly repay the Principal Sum or such lesser amount as may equal the amount of investment offered pursuant to such Non Pari Passu Offer, together with interest payable in accordance with clause 2.7 hereof unless the Noteholder elects not to accept prepayment by notice in writing within 30 days of receipt of the Non Pari Passu Offer. The parties acknowledge that any decision whether to make a Non Pari Passu Offer will be made by WVI in its sole discretion, and the Company will not participate in any way in any such decision.

      2.7 Interest payable under clauses 2.5 or 2.6 hereof shall accrue from (and including) the Issue Date to (and excluding) the date of repayment at the rate of 5% per annum (compounded with annual rests on each anniversary of the Issue Date) and shall be payable after deduction of tax (if applicable).

      2.8 The "PRINCIPAL SUM" means the principal amount (if any) owing from time to time under this Substitution Loan Note.



                                       2.

      3.1 In consideration of the Noteholder agreeing to the Restructuring of the Wired Businesses in May/June 1996 without accelerating payment under the Original Loan Note and consenting to the related dissolution of Wired Ventures, Ltd.; WVI irrevocably and unconditionally guarantees to the Noteholder the due and punctual payment by the Company of all principal and interest payable in respect of this Substitution Loan Note. If at any time the Company has failed to pay any sum due to the Noteholder in respect of the Substitution Loan Note, WVI shall pay such sum due to the Noteholder on demand. WVI's obligations under this clause 3.1 are primary obligations and not those of a surety. If an obligation of the Company is void, voidable or unenforceable for any reason, WVI's obligations under this clause 3.1 are unaffected and WVI shall perform the obligations of the Company as if it were primarily liable for such performance.

      3.2 WVI's obligations under clause 3.1 hereof are continuing obligations and are not satisfied, discharged or affected by an intermediate partial payment or settlement of account by or a change in the constitution or control of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, the Company.

      3.3 The liability of WVI under clause 3.1 hereof is not affected by an arrangement which the Noteholder may make with the Company or with another person which (but for this clause 3.3) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

      3.4 The Noteholder may at any time as it thinks fit without reference to WVI grant a later time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of the Company under this Substitution Loan Note but nothing in this clause 3.4 affects the liability of WVI under clause
            3.1 hereof which shall still pay in full.

      3.5 So long as the Company remains under an actual or contingent obligation to pay any principal or interest in respect of the Substitution Loan Note, WVI shall not exercise a right which it may at any time have by reason of the performance of its obligations under clause 3.1 to be indemnified by the Company, or to take the benefit (in whole or in part and by way of subrogation or otherwise) of any of the Noteholder's rights under this Substitution Loan Note or in respect of the Substitution Loan Note.

      3.6 The liability of WVI under clause 3.1 is not affected by the avoidance of any assurance or payment or any release, settlement or discharge which is given or made on the faith of any assurance or payment, in either case under an enactment relating to bankruptcy or insolvency of the Company or WVI.

      3.7 The guarantee in this clause 3 operates in addition to the guaranty being given on today's date by WVI to the Noteholder in a document governed by the laws of the State of California Provided Always that the Noteholder may not recover twice


                                       3.

            in respect of the same liability nor shall WVI be obliged to pay in total more than the amount of all principal and interest payable in respect of this Substitution Loan Note.

      4. The provisions of clauses 16, 18, 20, 21 and 22 of the Original Agreement between the Company, Wired Ventures, Ltd. ("Wired Ventures"), the Noteholder, Wired World L.L.C. ("Wired Investments"), Wired New York, Karadean Limited, Guardian Magazines Limited and Guardian Newspapers Limited as incorporated into and/or amended by the Agreement of today's date referred to in clause 9 hereof apply to this Substitution Loan Note mutatis mutandis.

      5.    "WVI" means Wired Ventures, Inc., a Delaware corporation.

      6. Neither the Company nor WVI shall have any right to set off any liability or debt owed or alleged to be owed to either of them by the Noteholder against any liability to the Noteholder under this Substitution Loan Note.

      7. If the Company defaults in the payment of any sum due and payable under this Substitution Loan Note on the due date, the Company shall pay default interest on such sum (or, as the case may be, the amount thereof for the time being due and unpaid) to the Noteholder from the due date to (and including) the date of actual payment calculated at the rate per amount being the aggregate of 10% per annum and the base rate of National Westminster Bank plc from time to time. Such default interest will be paid after deduction of tax (if applicable).

      8.1 The benefit of this Substitution Loan Note may be assigned from time to time to any member of the Guardian Group Provided That if a Noteholder ceases to be a member of the Guardian Group it shall promptly assign the benefit of this Substitution Loan Note to an entity which is a member of the Guardian Group pending which the rights of the Noteholder hereunder (other than this right of assignment) shall be suspended. For the avoidance of doubt, the "Noteholder" is deemed to mean the lawful holder of this Substitution Loan Note from time to time.

      8.2 Subject as provided in clause 8.1 hereof, a party may not assign or transfer or purport to assign or transfer a right or obligation under this Substitution Loan Note without first having obtained the consent of the other parties hereto, such consent not to be unreasonably withheld or delayed.

      9. Capitalised terms used herein have the same meanings as are given to them in the Agreement of even date herewith (the "Agreement") between Wired Ventures, Inc., Wired UK, Guardian Media Group plc and others.


                                       4.

      Executed as a deed and delivered by the Company, WVI and the Noteholder on 28 June 1996.


EXECUTED AS A DEED BY
WIRED UK                             /s/ Jane Metcalfe
                                     _______________________________________
                                     Signature of director

                                     Jane Metcalfe
                                     _______________________________________
                                     Name of director

                                     /s/ Todd Sotkiewicz
                                     _______________________________________
                                     Signature of director/secretary

                                     Todd Sotkiewicz
                                     _______________________________________
                                     Name of director/secretary


EXECUTED AS A DEED BY
WIRED VENTURES, INC.
                                     /s/ Jane Metcalfe
                                     _______________________________________
                                     Signature:

                                     Jane Metcalfe
                                     _______________________________________
                                     Name:

                                     President
                                     _______________________________________
                                     Title:


SIGNED FOR AND ON BEHALF OF
GUARDIAN MEDIA GROUP PLC

                                     /s/ Neil A. Canetty-Clarke
                                     _______________________________________
                                     Signature of Director

                                     Neil A. Canetty-Clarke
                                     _______________________________________
                                     Name of director



                                       5.

                              SUBSTITUTION GUARANTY

         THIS CONTINUING GUARANTY ("GUARANTY") is entered into as of June 28, 1996, by WIRED VENTURES, INC., a Delaware Corporation ("GUARANTOR"), in favour of GUARDIAN MEDIA GROUP PLC, an English company ("NOTE HOLDER").

                                    RECITALS

         A. Wired Ventures, Ltd., a Californian limited partnership, entered into a Guaranty in favour of Note Holder dated July 22, 1995 (the "ORIGINAL GUARANTY") a copy of which is attached hereto marked "A."

         B. Guarantor executed a Substitution Agreement dated 28 May 1996 under which it agreed to assume the obligations of Wired Ventures, Ltd. under, inter alia, the Original Guaranty.

         C. This Substitution Guaranty is intended to reflect and effect the assumption of obligations as are referred to in Recital B, above.

         D. Concurrently herewith, Note Holder, Guarantor and Wired UK, incorporated under the laws of England with unlimited liability ("BORROWER"), are entering into that certain Loan Note of even date herewith (the "SUBSTITUTION LOAN NOTE"), pursuant to which Note Holder has agreed to extend certain financial accommodations to Borrower, subject to the terms and conditions set forth therein and that certain Agreement of even date herewith by and among Guarantor, Note Holder, Borrower, Guardian Magazines Limited, Karadean Limited, Guardian Newspapers Limited, Wired World L.L.C. and Wired New York (the "AGREEMENT").

         E. In consideration of Note Holder consenting to the transactions in May/June 1996 to restructure the ownership of the Wired Businesses (the "RESTRUCTURING") without accelerating payment under the Original Loan Note and consenting to the related dissolution of Wired Ventures, Ltd., Guarantor is willing to guarantee the full payment and performance by Borrower of all of its obligations under the Substitution Loan Note, all as set forth herein.

         F. Guarantor is or will be, whether directly or through one or more intermediary companies, the parent company of Borrower.

         G. Guarantor will obtain substantial direct and indirect benefit from the Substitution Loan Note.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce Note Holder to execute the Substitution Loan Note, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

                                       1.

         SECTION 1. DEFINITIONS. All capitalised terms used but not defined herein shall have the meanings given to them in the Substitution Loan Note and the Agreement of even date herewith.

         SECTION 2.  GUARANTY.

                  2.1 UNCONDITIONAL GUARANTEE OF PAYMENT. In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Note Holder the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of all indebtedness of Borrower to Note Holder created under the Substitution Loan Note (all such indebtedness being the "Liabilities"), together with the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees, and costs incurred by Note Holder incidental to the collection of the Liabilities. The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter become unenforceable. (The Liabilities and all other obligations and covenants to be performed by Guarantor under this Substitution Guaranty shall hereinafter be collectively referred to as the "GUARANTY OBLIGATIONS.")

                  2.2 EXPENSES. Guarantor agrees to pay all expenses, including, without limitation, reasonable attorneys' fees, and costs incurred by Note Holder in connection with the enforcement of Note Holder's rights under this Substitution Guaranty.

                  2.3 JOINT AND SEVERAL LIABILITY. If any other person in addition to Guarantor shall guarantee the payment of all or any part of the Liabilities, all guarantors and their respective successors and assigns shall be jointly and severally bound by the terms of this Substitution Guaranty and any other guaranty of the Liabilities, notwithstanding any relationship or contract of co-obligation by or among such guarantors. Note Holder's enforcement of the Guaranty Obligations is not conditioned upon Note Holder's obtaining from any other person a guaranty of all or any part of the Liabilities.

         SECTION 3. PAYMENTS. All payments to be made by Guarantor to Note Holder hereunder shall be made in lawful money of England, in immediately available funds, addressed to Note Holder at 164 Deansgate, Manchester, M60 2RR England (or such other address as Note Holder may hereafter specify to the Guarantor), on the date due, and shall be accompanied by a notice from Guarantor stating that such payments are made under this Substitution Guaranty.

         SECTION 4. REPRESENTATIONS AND WARRANTIES.

         Guarantor hereby represents and warrants to Note Holder that:

                  (a) Guarantor (i) is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to do business and is in


                                       2.

good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on the Guarantor's condition, financial or otherwise, or on Guarantor's ability to pay or perform the Guaranty Obligations); and (ii) has all requisite power and authority to execute and deliver this Substitution Guaranty and each other document executed and delivered by Guarantor pursuant to the Substitution Loan Note or this Substitution Guaranty and to perform its obligations thereunder and hereunder.

                  (b) The execution, delivery and performance by Guarantor of this Substitution Guaranty (i) are within Guarantor's powers and have been duly authorised by all necessary action; (ii) do not contravene Guarantor's certificate of incorporation and by-laws or any law or any contractual restriction binding on or effecting Guarantor or by which Guarantor's property may be effected; (iii) do not require any authorisation or approval or other action by, or any notice to or filing with, any governmental authority or any other person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound except such as have been obtained or made; and (iv) do not, except as contemplated by the Substitution Loan Note or this Substitution Guaranty, result in the imposition or creation of any lien upon the property of Guarantor.

                  (c) This Substitution Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

                  (d) There is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Guarantor to perform its obligations under this Substitution Guaranty.

                  (e) The Guaranty Obligations are not subject to any offset or defense against Note Holder or Borrower of any kind.

                  (f) The incurrence of the Guarantor's obligations under this Substitution Guaranty will not cause the Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

                  (g) Guarantor covenants, warrants, and represents to Note Holder that all representations and warranties contained in this Substitution Guaranty shall be true at the time of Guarantor's execution of this Substitution Guaranty, and shall continue to be true until the Guaranty Obligations have been paid and performed in full. Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Substitution Guaranty shall be deemed material.


                                       3.

         SECTION 5. ABSOLUTE GUARANTY. Guarantor agrees that the liability hereunder shall be the immediate, direct, and primary obligation of Guarantor and shall not be contingent upon Note Holder's exercise or enforcement of any remedy it may have against Borrower or any other person or against any security for the Guaranty Obligations. Without limiting the generality of the foregoing, the Guaranty Obligations shall remain in full force and effect without regard to and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, any of the following events:

                  (a) insolvency, bankruptcy, reorganisation, arrangement, adjustment, composition, assignment for the benefit of creditors, death, liquidation, winding up or dissolution of Borrower, Guarantor or any other guarantor of the Liabilities;

                  (b) any limitation, discharge, or cessation of the liability of Borrower, Guarantor or any other guarantor for the Liabilities due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of the documents evidencing the Liabilities or any other guaranty of the Liabilities;

                  (c) any merger, acquisition, consolidation or change in structure of Borrower, Guarantor or any other guarantor of the Liabilities or any sale, lease, transfer, or other disposition of any or all of the assets or shares of Borrower, Guarantor or any other guarantor of the Liabilities;

                  (d) any assignment or other transfer, in whole or in part, of Note Holder's interests in and rights under this Substitution Guaranty or the Substitution Loan Note, including, without limitation, Note Holder's right to receive payment of the Liabilities or the Guaranty Obligations, as the case may be;

                  (e) any claim, defense, counterclaim or set-off, other than that of prior performance, that Borrower, Guarantor or any other guarantor of the Liabilities may have or assert, including, but not limited to, any defense of incapacity or lack of corporate or other authority to execute any documents relating to the Liabilities, the Guaranty Obligations or any collateral securing the Guaranty Obligations;

                  (f) Note Holder's amendment, modification, renewal, extension, cancellation or surrender of any agreement, document or instrument relating to the Substitution Loan Note, the Liabilities or the Guaranty Obligations;

                  (g) Note Holder's exercise or non-exercise of any power, right or remedy with respect to the Liabilities, the Guaranty Obligations, including, but not limited to, Note Holder's compromise, release, settlement or waiver with or of Borrower, Guarantor or any other person;

                  (h) Note Holder's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Liabilities or the Guaranty Obligations; and


                                       4.

                  (i) any impairment or invalidity of any collateral or any collateral securing the Guaranty Obligations or any failure to perfect any of Note Holder's Liens thereon or therein.

         SECTION 6. DUE DILIGENCE. Guarantor acknowledges that it has, independently or and without reliance on Note Holder, made its own credit analysis of Borrower, performed its own legal review of this Substitution Guaranty, the Substitution Loan Note and all related documents and is not relying on Note Holder with respect to any of the aforesaid items. Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Note Holder shall have no obligation to disclose to Guarantor information or material with respect to Borrower acquired in the course of Note Holder's relationship with Borrower.

         SECTION 7. TOLLING OF STATUTE OF LIMITATIONS. Guarantor agrees that any payment or performance of any of the Liabilities or other acts which tolls any statute of limitations applicable to the Liabilities shall also toll the statute of limitations applicable to Guarantor's liability under this Substitution Guaranty.

         SECTION 8. WAIVERS.

                  8.1 GENERAL WAIVERS. Guarantor hereby expressly waives (a) diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting Borrower's liability under the Substitution Loan Note or the enforcement of this Substitution Guaranty; (b) discharge due to any disability of Borrower; (c) any defenses of Borrower to obligations under the Substitution Loan Note not arising under the express terms of the Substitution Loan Note or from a material breach thereof by Note Holder which under applicable law has the effect of discharging borrower from the Liabilities as to which this Substitution Guaranty is sought to be enforced; (d) the benefit of any act or omission by Note Holder which directly or indirectly results in or aids the discharge of Borrower from any of the Liabilities by operation of law or otherwise; (e) all notices whatsoever, including, without limitation, notice of acceptance of this Substitution Guaranty and the incurring of the Liabilities; and (f) any requirement that Note Holder exhaust any right, power or remedy or proceed against Borrower or any other security for, or any other guarantor of, or any other party liable for, any of the Liabilities, or any portion thereof. Guarantor specifically agrees that it shall not be necessary or required, and Guarantor shall not be entitled to require, that Note Holder (i) file suit or proceed to assert or obtain a claim for personal judgment against Borrower, for all or any part of the Liabilities; (ii) make any effort at collection or enforcement of all or any part of the Liabilities from Borrower;
(iii) foreclose against or seek to realise upon any security now or hereafter existing for all or any part of the Liabilities; (iv) file suit or proceed to obtain or assert a claim for personal judgment against Guarantor or any other guarantor or other party liable for all or any part of the Liabilities; (v) exercise or assert any other right or remedy to which Note Holder is or may be entitled in connection with the Liabilities or any security or guaranty relating thereto to assert; or (vi) file any claim against assets of Borrower before or as a condition of enforcing the liability of Guarantor under this Substitution Guaranty. Without


                                       5.

limiting the generality of the foregoing, Guarantor expressly waives the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849,
2850, 2899 and 1432.

         SECTION 9. CONTINUING GUARANTY. This Substitution Guaranty shall be a continuing guaranty and shall remain in effect until the Liabilities have been paid in full. Any other guarantors of all or any part of the Liabilities may be released without affecting the liability of Guarantor hereunder.

         SECTION 10. REINSTATEMENT. Notwithstanding any provision of the Substitution Loan Note to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Note Holder shall continue if and to the extent that for any reason any payment by or on behalf of Borrower is rescinded or must be otherwise restored by Note Holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Note Holder in its sole discretion: provided, however, that if Note Holder chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Note Holder form all costs and expenses (including, without limitation, reasonable attorneys' fees) of such litigation. To the extent any payment is rescinded or restored, the Liabilities shall be revived in full force and effect without reduction or discharge for that payment.

         SECTION 11.  EVENTS OF DEFAULT.

                  11.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                           (a) the occurrence of a default under or as defined
in the Substitution Loan Note; or

                           (b) any representation or warranty made by Guarantor
to Note Holder in this Substitution Guaranty, or in any statement, report, financial statement or certificate delivered by Guarantor to Note Holder is not true and correct or is misleading, in any material respect, when made or delivered; or

                           (c) the commencement by Guarantor of a voluntary case
under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar law; or the consent by Guarantor to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, agent or other similar official for Guarantor for any substantial part of its property; or the making by Guarantor of any assignment for the benefit of creditors; or any case or proceeding is commenced by Guarantor for its dissolution, liquidation or termination; or the taking of any action by or on behalf of Guarantor in furtherance of any of the foregoing; or

                           (d) the filing of a petition with a court having
jurisdiction over Guarantor to commence an involuntary case for Guarantor under the federal bankruptcy laws,


                                       6.

as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar law; or the appointment of a receiver, liquidator, assignee, custodian, trustee, agent, sequestrator or other similar official for Guarantor or for any substantial part of its property; or any substantial part of Guarantor's property is subject to any levy, execution, attachment, garnishment or temporary protective order; or the ordering of the dissolution, liquidation or winding up of Guarantor's affairs and the failure to obtain the dismissal of such petition or appointment or the continuance of such decree or order unstayed and in effect for or within a period of sixty (60) days from the date of such filing, appointment, or entry of such order or decree.

                  11.2 ACCELERATION OF THE LIABILITIES. Upon and after an Event of Default hereunder, then all or any part of the Liabilities may, at the option of Note Holder and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

         SECTION 12. NO WAIVER; AMENDMENTS. No failure on the part of Note Holder to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Substitution Guaranty may not be amended or modified except by written agreement between Guarantor and Note Holder, and no consent or waiver hereunder shall be valid unless in writing and signed by Note Holder.

         SECTION 13. COMPROMISE AND SETTLEMENT. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Liabilities or the release of Guarantor or discharge of Borrower or Guarantor from the performance of any of the Liabilities shall release or discharge Guarantor from this Substitution Guaranty.

         SECTION 14. NOTICE. Note Holder shall provide Guarantor with a copy of any notice of default to Borrower as provided under the Loan Note; provided, however, that the failure of Note Holder to provide such notice to Guarantor will not exonerate Guarantor of any obligations under this Substitution Guaranty. Except as otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:


                                       7.

         IF TO GUARANTOR:        Wired Ventures, Inc.
                                 520 Third Street
                                 San Francisco, CA 94107-1427
                                 USA
                                 Attention:        Jane Metcalfe
                                 Telephone:        + 1 415 222 6200
                                 Facsimile:        + 1 415 222 6229

         WITH COPIES TO:         Cooley Godward Castro
                                 Huddleson & Tatum
                                 One Maritime Plaza, 20th Floor
                                 San Francisco, California 94111
                                 USA
                                 Attention:        Kenneth L. Guernsey
                                 Telephone:        + 1 415 693 2000
                                 Facsimile:        + 1 415 951 3699

         IF TO NOTE HOLDER:      Guardian Media Group plc
                                 164 Deansgate
                                 Manchester
                                 M60 2RR
                                 England
                                 Telephone:        + 44 161 832 7200
                                 Facsimile:        + 44 161 832 0155

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) business days after the same shall have been deposited in the United States mail.

         SECTION 15. ENTIRE AGREEMENT. This Substitution Guaranty, the Substitution Loan Note, the Agreement if even date hereof, the Original Agreement and the Substitution Agreement and any documents referred to therein constitute and contain the entire agreement of the parties and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor and Note Holder, whether written or oral, respecting the subject matter thereof. For the avoidance of doubt, each of the Original Loan Note and the Original Guaranty is hereby terminated and canceled upon the execution and effectiveness of each of this Substitution Guaranty and both the Agreement and the Substitution Loan Note of even date herewith.

         SECTION 16. SEVERABILITY. If any provision of this Substitution Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Note Holder to the extent possible.


                                       8.

In any event, all other provisions of this Substitution Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

         SECTION 17. SUBORDINATION OF INDEBTEDNESS. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Note Holder, except as such indebtedness or other obligation is permitted to be paid under the Substitution Loan Note; and such indebtedness of Borrower to Guarantor is assigned to Note Holder as security for this Substitution Guaranty, and if Note Holder so requests shall be collected, enforced and received by Guarantor in trust for Note Holder and to be paid over to Note Holder on account of the Liabilities of Borrower to Note Holder, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Substitution Guaranty. Any notes now or hereafter evidencing such indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Substitution Guaranty and shall be delivered to Note Holder. Guarantor shall, and Note Holder is hereby authorized to, in the name of Guarantor from time to time, execute and file financing statements and continuation statements and execute such other documents and take such other action as Note Holder deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

         SECTION 18. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Note Holder is hereby authorised at any time and from time to time, without notice to Guarantor (any such notice being expressly waived by Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Note Holder or any of its affiliates to or for the credit of the account of Guarantor against the Guaranty Obligations of Guarantor to Note Holder now or hereafter existing irrespective of whether or not Note Holder shall have made any demand under this Substitution guaranty or the Substitution Loan Note and although such obligations may be unmatured. The rights of Note Holder under this Section 18 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which Note Holder may have. guarantor grants to Note Holder a security interest in any and all such deposits as security for satisfaction of the foregoing obligations.

         SECTION 19. INDEMNITY. In addition to and without limiting or impairing in any manner whatsoever Guarantor's other obligations under this Substitution Guaranty, Guarantor agrees to indemnify the Note Holder from and against any and all claims, losses and liabilities growing out of or resulting from this Substitution Guaranty (including, without limitation, enforcement of this Substitution Guaranty), except claims, losses or liabilities resulting from such person's gross negligence or wilful misconduct.

         SECTION 20. GOVERNING LAW. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Note Holder and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Note Holder. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California.


                                       9.

         SECTION 21. WAIVER OF SPECIFIC RIGHTS. GUARANTOR HEREBY IRREVOCABLY WAIVES AND RELEASES:

                  (a) ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALLING OF ANY ASSETS OF BORROWER, WHICH RIGHT OF MARSHALLING MIGHT OTHERWISE ARISE FROM ANY SUCH PAYMENTS MADE OR OBLIGATIONS PERFORMED;

                  (b) ANY AND ALL RIGHTS THAT WOULD RESULT IN GUARANTOR BEING DEEMED A "CREDITOR" UNDER THE UNITED STATES BANKRUPTCY CODE
OF BORROWER OR ANY OTHER PERSON, ON ACCOUNT OF PAYMENTS MADE OR
OBLIGATIONS PERFORMED BY GUARANTOR; AND

                  (c) ANY CLAIM, RIGHT OR REMEDY WHICH GUARANTOR MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST BORROWER THAT ARISES HEREUNDER AND/OR FROM THE PERFORMANCE BY GUARANTOR HEREUNDER INCLUDING, WITHOUT LIMITATION, ANY CLAIM, REMEDY OR RIGHT OF SUBROGATION. REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR PARTICIPATION IN ANY CLAIM, RIGHT OR REMEDY OF NOTE HOLDER AGAINST BORROWER OR ANY COLLATERAL SECURITY WHICH NOTE HOLDER MAY NOW HAVE OR MAY HEREAFTER ACQUIRE, WHETHER OR NOT SUCH CLAIM, RIGHT OR REMEDY ARISES IN EQUITY, UNDER CONTRACT, BY STATUTE, UNDER COMMON LAW OR OTHERWISE.

         IN WITNESS WHEREOF, Guarantor has executed and delivered this Substitution Guaranty as of the date first written above.

GUARANTOR:                                   Executed as a deed by
                                             WIRED VENTURES, INC.,
                                             a Delaware corporation



                                             By: /s/ Jane Metcalfe
                                                 ------------------------------
                                             Printed Name: Jane Metcalfe
                                                           --------------------
                                             Title: President
                                                    ---------------------------
Accepted and Acknowledged by:
GUARDIAN MEDIA GROUP PLC

By: /s/ N.A. Canetty-Clarke
    -----------------------------
Printed Name: N.A. Canetty-Clarke
              -------------------
Title: Finance Director
       --------------------------



                                       10.